Exhibit (d)(27)

NORTHERN INSTITUTIONAL FUNDS

AMENDMENT NO. 2 TO THE

ADVISORY FEE WAIVER AGREEMENT

This Amendment, dated as of the 1st day of January, 2012 is entered into by and between NORTHERN INSTITUTIONAL FUNDS (the “Trust”), a Delaware statutory trust and a registered investment company under the Investment Company Act of 1940, as amended, and NORTHERN TRUST INVESTMENTS, INC. (“NTI”).

WHEREAS, NTI serves as investment adviser to each portfolio of the Trust pursuant to an Amended and Restated Investment Advisory Agreement (the “Advisory Agreement”) between the Trust and NTI dated January 29, 2008, as amended.

WHEREAS, NTI has undertaken to limit investment advisory fees of certain of the portfolios of the Trust in order to improve the performance of each such portfolio pursuant to an Advisory Fee Waiver Agreement (the “Waiver Agreement”) by and among the Trust and NTI dated April 1, 2010.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, hereby agree as follows:

1. Exhibit A to the Agreement is amended and restated as set forth in the Amended and Restated Exhibit A attached hereto.

2. Except to extent amended and restated hereby, the Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as amended and restated hereby.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.

NORTHERN INSTITUTIONAL FUNDS		NORTHERN TRUST INVESTMENTS, INC.

By:	/s/ Lloyd A. Wennlund	By:	/s/ Eric Schweitzer
Name:	Lloyd A. Wennlund	Name:	Eric Schweitzer
Title:	President	Title:	Senior Vice President

Amended and Restated Exhibit A

The Northern Institutional Funds

Name of Portfolio	Advisory Fee After Waiver
International Equity Portfolio	0.80%
Large Cap Growth Portfolio	0.75%
Large Cap Equity Portfolio	0.65%
Bond Portfolio	0.25%
Core Bond Portfolio	0.25%
U.S. Treasury Index Portfolio	0.15%
Intermediate Bond Portfolio	0.25%
Short Bond Portfolio	0.25%
U.S. Government Securities Portfolio	0.25%
Government Select Portfolio	0.10%
Treasury Portfolio	0.10%
Municipal Portfolio	0.10%
Liquid Assets Portfolio	0.00%
Prime Obligations Portfolio	0.10%
Equity Index Portfolio	0.09%
International Equity Index Portfolio	0.24%
Small Company Index Portfolio	0.14%